CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for the John Hancock U.S. Government Cash Reserve Fund and John Hancock Money Market Fund in the John Hancock Money Market Funds' Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock U.S. Government Cash Reserve Fund Statement of Additional Information and in the John Hancock Money Market Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 56 to Registration Statement (Form N-1A No. 2-50931) of our reports dated May 9, 1997 on the financial statements and financial highlights of the John Hancock U.S. Government Cash Reserve Fund and the John Hancock Money Market Fund.



                                                    /s/ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP

Boston, Massachusetts
February 13, 1998